UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       March 25, 2003
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events

 On March 25, 2003, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Completes Acquisition of 11 Franchise Restaurants." The press release is included below.

                                                           FOR IMMEDIATE RELEASE

Contact: Carol DiRaimo,
         Executive Director of Investor Relations
         (913) 967-4109



                       APPLEBEE'S INTERNATIONAL COMPLETES
                    ACQUISITION OF 11 FRANCHISE RESTAURANTS


OVERLAND PARK, KAN., March 25, 2003 -- Applebee's International, Inc. (Nasdaq:APPB) reported today that the previously announced acquisition of 11 franchise restaurants located in Illinois, Indiana, Kentucky and Missouri was completed effective March 24, 2003.

The total purchase price was $23.2 million, including the assumption of an existing loan in the amount of $1.5 million. The acquisition of these restaurants brings the number of company-owned restaurants to approximately 25 percent of the system total.

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. There are currently 1,513 Applebee's restaurants operating system-wide in 49 states and nine international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

                                      # # #







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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    March 25, 2003                      By:/s/ Steven K. Lumpkin
         ---------------------                 ---------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer



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